-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                                  Exhibit 10(qq)


                          U.S. PROJECT LOAN AGREEMENT



                                      among

                          BROOKLYN NAVY YARD POWER LLC
                              WARBASSE POWER I LLC
                              WARBASSE POWER II LLC
                                       and
                         NEW WORLD POWER TEXAS RENEWABLE
                           ENERGY LIMITED PARTNERSHIP
                                  as borrowers


                                       and


                      YORK POWER FUNDING (CAYMAN) LIMITED,
                                    as lender



                           Dated as of August 4, 1998


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                 PAGE

                                    ARTICLE 1
                            DEFINITIONS; CONSTRUCTION

Section 1.1  DEFINITIONS............................................................................2
Section 1.2  PRINCIPLES OF CONSTRUCTION.............................................................2

                                    ARTICLE 2
                      DESCRIPTION OF THE U.S. PROJECT LOAN

Section 2.1  ACKNOWLEDGMENTS OF U.S. GUARANTORS; U.S. PROJECT LOAN..................................2
Section 2.2  TERM OF THIS AGREEMENT.................................................................2
Section 2.3  INTEREST...............................................................................2
Section 2.4  PRINCIPAL..............................................................................3
Section 2.5  OBLIGATIONS OF THE U.S. GUARANTORS HEREUNDER UNCONDITIONAL.............................3
Section 2.6  GENERAL TERMS OF PAYMENT...............................................................3
Section 2.7  SECURITY...............................................................................4
Section 2.8  JOINT AND SEVERAL OBLIGATIONS..........................................................4
Section 2.9  PLEDGE OF U.S. PROJECT NOTE............................................................4

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

Section 3.1  ORGANIZATION, POWER AND STATUS OF THE U.S. GUARANTORS..................................4
Section 3.2  AUTHORIZATION; ENFORCEABILITY; EXECUTION AND DELIVERY..................................5
Section 3.3  NO CONFLICT............................................................................6
Section 3.4  COMPLIANCE WITH APPLICABLE LAW.........................................................6
Section 3.5  LITIGATION.............................................................................6
Section 3.6  ENVIRONMENTAL MATTERS..................................................................6
Section 3.7  EMPLOYEE BENEFIT PLANS.................................................................6
Section 3.8  BUSINESS OF EACH U.S. GUARANTOR........................................................7
Section 3.9  VALID TITLE............................................................................7
Section 3.10  SECURITY INTERESTS....................................................................7
Section 3.11  UTILITY REGULATION....................................................................8
Section 3.12  INVESTMENT COMPANY ACT................................................................8
Section 3.13  NO DEFAULTS...........................................................................8
Section 3.14  GOVERNMENTAL APPROVALS................................................................8
Section 3.15  MARGIN STOCK..........................................................................9
Section 3.16  TAXES.................................................................................9
Section 3.17  OWNERSHIP OF THE U.S. GUARANTORS......................................................9


                                                                                                 PAGE

Section 3.18  DISCLOSURE............................................................................9
Section 3.19  REPRESENTATIONS AND WARRANTIES........................................................9
Section 3.20  USE OF PROCEEDS.......................................................................9
Section 3.21  U.S. PROJECT DOCUMENTS...............................................................10
Section 3.22  BIG SPRING PROJECT...................................................................10

                                    ARTICLE 4
                 COVENANTS AND AGREEMENTS OF THE U.S. GUARANTORS

Section 4.1  PAYMENT OF PRINCIPAL OF AND INTEREST ON THE U.S. PROJECT LOAN.........................10
Section 4.2  REPORTING REQUIREMENTS................................................................10
Section 4.3  MAINTENANCE OF EXISTENCE..............................................................12
Section 4.4  COMPLIANCE WITH LAWS..................................................................12
Section 4.5  GOVERNMENTAL APPROVALS; TITLE.........................................................12
Section 4.6  EXERCISE OF RIGHTS AND PERFORMANCE UNDER TRANSACTION
                  DOCUMENTS........................................................................13
Section 4.7  ADDITIONAL DOCUMENTS; FILINGS AND RECORDINGS..........................................13
Section 4.8  PAYMENT OF TAXES AND CLAIMS...........................................................13
Section 4.9  BOOKS AND RECORDS.....................................................................14
Section 4.10  [Intentionally Omitted]..............................................................14
Section 4.11  AUDITORS.............................................................................14
Section 4.12  U.S. REVENUE ACCOUNT.................................................................14
Section 4.13  PROJECT IMPLEMENTATION...............................................................14
Section 4.14  INSURANCE............................................................................15
Section 4.15  PERMITTED INDEBTEDNESS...............................................................16
Section 4.16  PERMITTED LIENS......................................................................18
Section 4.17  CONTINGENT LIABILITIES...............................................................19
Section 4.18  NATURE OF BUSINESS...................................................................19
Section 4.19  PROHIBITION ON FUNDAMENTAL CHANGES...................................................19
Section 4.20  SALE OF ASSETS.......................................................................19
Section 4.21  SUBSIDIARIES; ADVANCES, INVESTMENTS AND LOANS........................................19
Section 4.22  TRANSACTIONS WITH AFFILIATES.........................................................19
Section 4.23  RESTRICTED PAYMENTS..................................................................19
Section 4.24  AMENDMENTS TO U.S. PROJECT DOCUMENTS.................................................19
Section 4.25  ASSIGNMENT OF OBLIGATIONS; ADDITIONAL AGREEMENTS.....................................20
Section 4.26  MODIFICATIONS OF FORMATION DOCUMENTS.................................................21
Section 4.27  ABANDONMENT..........................................................................21
Section 4.28  SUBSTANTIAL COMPLETION...............................................................21
Section 4.29  TAXATION.............................................................................21



                                                                                                 PAGE

                                    ARTICLE 5
                              DEFAULTS AND REMEDIES

Section 5.1  EVENTS OF DEFAULT DEFINED.............................................................21
Section 5.2  REMEDIES UPON A U.S. PROJECT LOAN EVENT OF DEFAULT....................................25
Section 5.3  CONTINUING LIEN.......................................................................26
Section 5.4  DEFENSE OF ACTIONS....................................................................26

                                    ARTICLE 6
                          GENERAL TERMS AND CONDITIONS

Section 6.1  NOTICES...............................................................................26
Section 6.2  AMENDMENTS AND WAIVERS................................................................27
Section 6.3  NO WAIVER; REMEDIES CUMULATIVE........................................................27
Section 6.4  SEVERABILITY..........................................................................27
Section 6.5  THIRD PARTY BENEFICIARIES.............................................................27
Section 6.6  U.S. GUARANTORS IN CONTROL............................................................28
Section 6.7  NUMBER AND GENDER.....................................................................28
Section 6.8  SECTION HEADINGS......................................................................28
Section 6.9  GOVERNING LAW; SUBMISSION TO JURISDICTION.............................................28
Section 6.10  LIMITATION OF LIABILITY..............................................................29
Section 6.11  COUNTERPARTS.........................................................................29
Section 6.12  SUCCESSORS AND ASSIGNS...............................................................29
Section 6.13  MAXIMUM INTEREST RATE................................................................29
Section 6.14  ENGLISH LANGUAGE.....................................................................30
Section 6.15  ENTIRE AGREEMENT.....................................................................30
Section 6.16  SURVIVAL.............................................................................30



Schedule I:       Amortization Schedule
Schedule 3.5:     Litigation
Schedule 4.17:    Permitted Liens

Exhibit A:        Form of U.S. Project Note

                           U.S. PROJECT LOAN AGREEMENT


         This U.S. PROJECT LOAN AGREEMENT, dated as of August 4, 1998 (this "AGREEMENT") is by and among BROOKLYN NAVY YARD POWER LLC, a Delaware liability company (the "BNY GUARANTOR"), WARBASSE POWER I LLC, a Delaware limited liability company ("WARBASSE I"), WARBASSE POWER II LLC, a Delaware limited liability company ("WARBASSE II", and together with Warbasse I, the "WARBASSE GUARANTOR"), NEW WORLD POWER TEXAS RENEWABLE ENERGY LIMITED PARTNERSHIP, a Delaware limited partnership (the "BIG SPRING GUARANTOR" and, together with the BNY Guarantor and the Warbasse Guarantor the "U.S. GUARANTORS"), as borrowers, and YORK POWER FUNDING (CAYMAN) LIMITED, a limited liability company incorporated and existing under the laws of the Cayman Islands ("FUNDING COMPANY"), as lender.

                                    RECITALS

         WHEREAS, Funding Company is a limited liability company established for the sole purpose of issuing the Securities in its individual capacity as principal and as agent acting on behalf of the U.S. Guarantors pursuant to the Indenture and to make loans pursuant to this Agreement;

         WHEREAS, Funding Company has simultaneously with the execution and delivery of this Agreement issued and sold the Initial Securities pursuant to the Indenture;

         WHEREAS, pursuant to this Agreement, Funding Company intends to use a portion of the proceeds from the issuance and sale of the Initial Securities to make the U.S. Project Loan to the U.S. Guarantors in the aggregate principal amount of $50,000,000 the proceeds of which will be used, among other things, to finance costs associated with the construction, operation and maintenance of the Big Spring Project; and

         WHEREAS, payments of the principal of, premium (if any), interest on and any other amounts due with respect to the Initial Securities will be serviced by repayment of the U.S. Project Loan and guaranteed (subject to certain limitations) by the U.S. Guarantors.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto formally covenant, agree and bind themselves as follows:

                                    ARTICLE 1
                            DEFINITIONS; CONSTRUCTION

         Section 1.1 DEFINITIONS. Except as otherwise expressly provided herein or unless the context otherwise clearly requires, capitalized terms used in this Agreement shall have the meanings ascribed thereto in APPENDIX A of the Indenture and APPENDIX A is incorporated by reference herein as if set forth in full herein.

         Section 1.2 PRINCIPLES OF CONSTRUCTION. Except as otherwise expressly provided herein or unless the context otherwise clearly requires, the principles of construction set forth in SECTION 1.1 (Definitions; Construction) of the Indenture shall apply to this Agreement.


                                    ARTICLE 2
                      DESCRIPTION OF THE U.S. PROJECT LOAN

         Section 2.1 ACKNOWLEDGMENTS OF U.S. GUARANTORS; U.S. PROJECT LOAN. The U.S. Guarantors and Funding Company hereby acknowledge and agree that:

         (a) pursuant to this Agreement, Funding Company does hereby lend to the U.S. Guarantors and the U.S. Guarantors do hereby borrow from Funding Company funds in the aggregate principal amount of Fifty Million Dollars ($50,000,000) (the "U.S. PROJECT LOAN") to be evidenced by a promissory note or notes substantially in the form of EXHIBIT A issued by the U.S. Guarantors in favor of Funding Company (each such note, including any note issued pursuant to clause
(b) of this SECTION 2.1, a "U.S. PROJECT NOTE"); and

         (b) if proceeds from the issuance and sale of any Additional Securities the proceeds of which must be loaned to the U.S. Guarantors by Funding Company, the outstanding principal balance of the U.S. Project Loan shall be increased by the amount of such proceeds and the U.S. Project Loan shall include the loan to the U.S. Guarantors of such proceeds, as evidenced by a promissory note or notes substantially in the form of EXHIBIT A to be issued by the U.S. Guarantors in favor of Funding Company.

         Section 2.2 TERM OF THIS AGREEMENT. This Agreement shall remain in full force and effect from the date hereof until the payment in full of all amounts due under this Agreement.

         Section 2.3 INTEREST. Interest hereunder shall be paid in arrears on each April 30 and October 30, commencing October 30, 1998, until all principal hereunder is paid in full. Interest hereunder shall be computed (a) on the basis of a three hundred sixty (360) day year, consisting of twelve (12) thirty (30) day months, and (b) at the applicable rates PER ANNUM specified on SCHEDULE I.

         Section 2.4  PRINCIPAL.

         (a) REGULAR REPAYMENT. (i) the U.S. Guarantors shall repay the U.S. Project Loan in installments to Funding Company on the dates, at the times and in the amounts set forth on SCHEDULE I (as the same may be modified (a) pursuant to SECTION 7.3 (Amendment of Project Loan Agreements or Project Notes) of the Indenture and (b) to reflect any prepayments made pursuant to clause (b) of this
SECTION 2.4).

                           (ii) If proceeds from the issuance of any Additional
Securities are loaned to any of the U.S. Guarantors by Funding Company, principal payments on the additional promissory note or notes issued by the U.S. Guarantors pursuant to SECTION 2.1(b) (Acknowledgments of U.S. Guarantors; U.S. Project Loan) shall be payable in scheduled installments which correspond to the repayment of such Additional Securities.

         (b) PREPAYMENT. The U.S. Guarantors shall prepay the U.S. Project Loan pursuant to SECTION 3.4 (Prepayment of Project Loans) of the Indenture in such amounts and at such times as may be appropriate to permit Funding Company to redeem the Securities pursuant to SECTION 3.1 (Redemption at the Option of Funding Company or the Holders) or SECTION 3.2 (Mandatory Redemption) of the Indenture. Following such prepayment, the U.S. Guarantors shall furnish the Bond Trustee, on behalf of Funding Company, an Officer's Certificate setting forth the amortization schedule for the remaining Securities after giving effect to such prepayment and corresponding redemption under the Indenture.

         (c) The U.S. Guarantors shall prepay the U.S. Project Loan in such amounts and at such times as may be appropriate to permit Funding Company to defease the Securities pursuant to SECTION 8.2 (Defeasance) of the Indenture.

         Section 2.5 OBLIGATIONS OF THE U.S. GUARANTORS HEREUNDER UNCONDITIONAL. The obligation of the U.S. Guarantors to make the payments required in SECTION
2.3 (Interest), SECTION 2.4 (Principal) and SECTION 4.29 (Taxation) shall be absolute and unconditional and the U.S. Guarantors shall not discontinue such payments for any reason, including, without limitation, any acts or circumstances that may constitute failure of consideration, eviction or constructive eviction from any U.S. Project, including commercial frustration of purpose, or change in Applicable Law. Any U.S. Guarantor may, however, at its own cost and expense and in its own name or, with the consent of Funding Company and subject to the provision of certain indemnities as Funding Company may require, in the name of Funding Company, prosecute or defend any action or proceeding or take any other action involving third Persons which such U.S. Guarantor deems reasonably necessary in order to secure or protect its right of possession, occupancy and use of the applicable U.S. Project.

         Section 2.6 GENERAL TERMS OF PAYMENT. (a) All sums payable to Funding Company hereunder shall be deemed paid to the extent the Collateral Agent shall apply amounts held by the Depositary Bank to the payment of the principal of, interest on or any other amounts due in respect of the U.S. Project Loan and the principal of, premium (if any), interest on or any other amounts due in respect of the Securities, each in accordance with the U.S. Depositary Agreement.

         (b) Whenever any payment hereunder shall be due, or any calculation shall be made, on a day which is not a Business Day, the date for payment or calculation, as the case may be, shall be extended to the next Business Day, and any interest on any payment shall be payable for such extended time at the rate set forth therefor.

         (c) If no due date is specified for the payment of any amount payable by the U.S. Guarantors hereunder, such amount shall be due and payable not later than ten (10) days after receipt by the U.S. Guarantors of a written demand from Funding Company for payment thereof.

         Section 2.7 SECURITY. The obligations of the U.S. Guarantors hereunder shall be secured as set forth herein and under the Security Documents.

         Section 2.8 JOINT AND SEVERAL OBLIGATIONS. The obligations of the U.S. Guarantors hereunder shall be joint and several with respect to each U.S. Guarantor.

         Section 2.9 PLEDGE OF U.S. PROJECT NOTE. Funding Company shall pledge the U.S. Project Note to the Collateral Agent, acting on behalf of the Secured Parties pursuant to the U.S. Project Note Pledge Agreement. The U.S. Guarantors hereby acknowledge and consent to the granting of such pledge and this SECTION
2.9 shall constitute notice thereof given as of the date of this Agreement.


                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

         The U.S. Guarantors make the following representations and warranties to Funding Company, which representations and warranties shall survive the execution and delivery of this Agreement:

         Section 3.1 ORGANIZATION, POWER AND STATUS OF THE U.S. GUARANTORS. (a) The Big Spring Guarantor (i) is a limited partnership duly organized and validly existing under the laws of the State of Delaware, (ii) is duly qualified to do business as a foreign limited partnership in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as presently conducted or as proposed to be conducted makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect and (iii) has all requisite partnership power and authority to own the property and assets owned by it and to lease the properties leased by it and to carry on its business as now being conducted and as proposed to be conducted.

         (b) The BNY Guarantor (i) is a limited liability company duly organized and validly existing under the laws of the State of Delaware, (ii) is duly qualified to do business as a foreign limited liability company in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as presently conducted or as proposed to be conducted makes such qualification necessary, except where the failure be so qualified could not reasonably be expected to result in a Material Adverse Effect and (iii) has all requisite power and authority to own the properties and assets owned by it and to lease the properties leased by it and to carry on its business as now being conducted and as proposed to be conducted.

         (c) Each Warbasse Guarantor (i) is a limited liability company duly organized and validly existing under the laws of the State of Delaware, (ii) is duly qualified to do business as a foreign limited liability company in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as presently conducted or as proposed to be conducted makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to result in Material Adverse Effect and (iii) has all requisite power and authority to own the property and assets owned by it and to lease the properties leased by it and to carry on its business as now being conducted and as proposed to be conducted.

         Section 3.2 AUTHORIZATION; ENFORCEABILITY; EXECUTION AND DELIVERY.
(a) Each U.S. Guarantor has all necessary power and authority to execute, deliver and perform its obliga tions under this Agreement, the U.S. Project Note and each other Transaction Document to which any U.S. Guarantor is a party.

         (b) Each U.S. Guarantor has taken all necessary and proper action to authorize the execution, delivery and performance by it of this Agreement, the U.S. Project Note and each other Transaction Document to which any U.S. Guarantor is a party. The execution, delivery and performance of this Agreement, the U.S. Project Note and each other Transaction Document to which any U.S. Guarantor is a party does not require the approval or consent of any holder or trustee of any Indebtedness or other obligations of any U.S. Guarantor which has not been obtained.

         (c) This Agreement, the U.S. Project Note and each other Transaction Document to which any U.S. Guarantor is a party have been duly executed and delivered by such U.S. Guarantor and constitute legal, valid and binding obligations of such U.S. Guarantor, enforceable against such U.S. Guarantor in accordance with the terms hereof and thereof, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

         Section 3.3 NO CONFLICT. Neither the execution, delivery and performance of this Agreement, the U.S. Project Note or any other Transaction Document to which any U.S. Guarantor is a party nor the consummation of any of the transactions contemplated hereby or thereby (a) contravenes or violates any provision of any Applicable Law to which any U.S. Guarantor or any of its assets is subject, (b) conflicts with or violates any provision of the Big Spring Partnership Agreement or any provision of any formation document of any other U.S. Guarantor or (c) conflicts with or violates, will result in a breach of any of the terms, covenants, conditions or provisions of, constitutes a default under, or results in the accelera tion of Indebtedness evidenced by, any agreement or instrument to which any U.S. Guarantor is a party or by which it or any of its properties or assets is bound or to which it may be subject, except, in the case of clauses (a) or (c) immediately above, any such conflict, violation, breach, default or acceleration which could not reasonably be expected to result in a Material Adverse Effect, or (d) results in the creation or imposition of (or the obligation to create or impose) any Lien (other than U.S. Permitted Project Liens) upon any of the properties or assets of any U.S. Guarantor.

         Section 3.4 COMPLIANCE WITH APPLICABLE LAW. Each U.S. Guarantor has been and is currently in compliance with all Applicable Laws to which it or any of its assets is subject, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

         Section 3.5 LITIGATION. There are no claims, actions, suits, investigations or proceed ings at law or in equity (including any Environmental Claims) or by or before any arbitrator or Governmental Authority now pending against any of the U.S. Guarantor or, to the best knowledge of any U.S. Guarantor, threatened against any U.S. Guarantor or any properties, assets or rights of any U.S. Guarantor that could reasonably be expected to result in a Material Adverse Effect other than the litigation with respect to the BNY Guarantor described on SCHEDULE 3.5.

         Section 3.6 ENVIRONMENTAL MATTERS. Each U.S. Guarantor has been and is currently in compliance with all applicable Environmental Laws except where the failure to comply could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of each U.S. Guarantor, each U.S. Project is in compliance with all applicable Environmental Laws and there are no existing facts, circumstances or conditions which could under any existing applicable Environmental Law, individually or in the aggregate with all other circumstances and conditions, reasonably be expected to result in a Material Adverse Effect.

         Section 3.7 EMPLOYEE BENEFIT PLANS. No U.S. Guarantor sponsors, maintains, administers, contributes to, participates in or has any obligation to contribute to or any liability under, any Plan, nor since the date which is six
(6) years immediately preceding the

Closing Date has any U.S. Guarantor established, sponsored, maintained, administered, contributed to, participated in or had any obligation to contribute to or any liability under, any Plan. A Termination Event has not occurred with respect to any Plan the occurrence of which has resulted in or to each U.S. Guarantor's best knowledge is reasonably likely to result in a Material Adverse Effect. No U.S. Guarantor nor any ERISA Affiliate thereof has failed to make a required contribution or payment to a Multiemployer Plan when due, the failure of which has resulted in or to such U.S. Guarantor's best knowledge is reasonably likely to result in a Material Adverse Effect. To the best of any U.S. Guarantor's knowledge, no accumu lated funding deficiency as defined in Section 412 of the Code has been incurred nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has any U.S. Guarantor or any ERISA Affiliate thereof failed to make any contribution or to pay any amount due and owing as required by
Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan, nor has there been any event requiring disclosure under Section 4041(c)(3)(C) or
Section 4063 of ERISA with respect to any Pension Plan, the event or occurrence of which has resulted in or to any U.S. Guarantor's best knowledge is reasonably likely to result in a Material Adverse Effect. To any U.S. Guarantor's best knowledge, each U.S. Guarantor and each ERISA Affiliate thereof have met their minimum funding requirements under ERISA and the Code with respect to the Plans, and all benefit liabilities under each Pension Plan are being funded in accordance with applicable legal requirements and reasonable actuarial assumptions and methods as set forth in ERISA and the Code. To any U.S. Guarantor's best knowledge, no material proceeding, claim, lawsuit and/or investigation exists or is threatened concerning any Pension Plan or Multiemployer Plan the occurrence of which has resulted in or to any U.S. Guarantor's best knowledge is reasonably likely to result in a Material Adverse Effect. No U.S. Guarantor nor to any U.S. Guarantor's best knowledge any ERISA Affiliate thereof has incurred any liability to the PBGC other than for insurance premiums with respect to a Pension Plan, the payment of which is not yet due.

         Section 3.8 BUSINESS OF EACH U.S. GUARANTOR. Except as otherwise permitted in this Agreement and the other Finance Documents, no U.S. Guarantor is engaged in any business other than the ownership, development, construction, start-up, operation, maintenance and financing of the applicable U.S. Project, its rights to receive cash flows from such U.S.
Project and transactions related thereto.

         Section 3.9 VALID TITLE. Each U.S. Guarantor is the legal and beneficial owner of, with good, legal and valid title to, all its properties and assets free and clear of all Liens other than U.S. Permitted Project Liens.

         Section 3.10 SECURITY INTERESTS. (a) The Security Documents to which each U.S. Guarantor is a party, upon execution and delivery by the parties thereto, will create valid, and when financing statements in appropriate form are filed in the recording offices specified therein, perfected, first priority Liens, subject to Permitted Liens, in all of the Collateral in favor of the Collateral Agent for the benefit of the Secured Parties.

         (b) No mortgage or financing statement or other instrument or recordation executed or authorized to be filed by any U.S. Guarantor, or, to any U.S. Guarantor's best knowledge, by any other Person covering all or any part of the property or assets of any U.S. Guarantor (including the Collateral) is on file in any recording office, except such as relate to U.S. Permitted Project Liens.

         Section 3.11 UTILITY REGULATION. (a) No U.S. Guarantor is subject to regulation by any Governmental Authority under PUHCA as a "holding company," a "public utility company" or an "affiliate" or a "subsidiary company" of a "holding company."

         (b)  Each of the U.S. Projects is a Qualifying Facility.

         Section 3.12 INVESTMENT COMPANY ACT. No U.S. Guarantor is, and following the execution of the U.S. Project Note will not be, an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended from time to time.

         Section 3.13 NO DEFAULTS. (a) No U.S. Project Loan Default or U.S. Project Loan Event of Default has occurred and is continuing.

         (b) No U.S. Guarantor is in default under any U.S. Project Document or any other Transaction Document to which any U.S. Guarantor is a party except for defaults which could not reasonably be expected to result in a Material Adverse Effect.

         (c) To the best knowledge of any US. Guarantor, no default exists by any other party to any U.S. Project Document or any other contract related to any U.S. Project and no event of force majeure exists under any U.S. Project Document except for defaults which, in either case, could not reasonably be expected to result in a Material Adverse Effect.

         (d) All amounts available to fund Equity Cash Flows and Note Cash Flows to the BNY Guarantor and the Warbasse Guarantor have been used for such purpose and such payments have been in accordance with the scheduled amounts for such purposes.

         Section 3.14 GOVERNMENTAL APPROVALS. All Governmental Approvals which are required to be obtained by, in the name of or on behalf of any U.S. Guarantor or, to the knowledge of any U.S. Guarantor, any other party to any Transaction Document in connec tion with (a) the issuance of the U.S. Project Note and (b) the execution, delivery and performance by any U.S. Guarantor or any other party to any Transaction Document of the Transaction Documents have been duly obtained and are in full force and effect, other than, in each case, those Governmental Approvals which the failure to so obtain could not reasonably be expected to result in a Material Adverse Effect.

         Section 3.15 MARGIN STOCK. No U.S. Guarantor is engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purposes of purchasing or carrying any "margin stock" (as defined in Regulation, T, U or X of the Board of Governors of the Federal Reserve System). No part of the proceeds of the U.S. Project Loan will be used for "purchasing" or "carrying" (as defined in Regulation, T, U or X of the Board of Governors of the Federal Reserve System) any margin stock or for extending credit to others for the purpose of purchasing or carrying any margin stock, or for any purpose which would violate, or cause a violation of, Regulation, T, U or X of the Board of Governors of the Federal Reserve System.

         Section 3.16 TAXES. Each U.S. Guarantor has filed or caused to be filed all Tax Returns required by Applicable Law to be filed by it, and has paid all Taxes shown to be due and payable by it on such Tax Returns or any assessments made against it or any of its properties and all other Taxes, fees or other charges imposed on it by any Governmental Authority other than Taxes, fees, assessments or other charges which are not delinquent and remain payable without penalty or which such U.S. Guarantor is contesting in good faith and for which such U.S. Guarantor is maintaining adequate reserves (to the extent required by GAAP) in connection therewith.

         Section 3.17 OWNERSHIP OF THE U.S. GUARANTORS. As of the date of this Agreement, (a) Big Spring Texas Energy Management, Inc. is the sole general partner of the Big Spring Guarantor, (b) Big Spring Holdings, Inc. is the sole limited partner of the Big Spring Guarantor, (c) B-41 L.P. is the sole member of the BNY Guarantor, (d) Cogeneration Technologies, Inc. the sole member of the Warbasse I and (e) York Cogen Partners, L.P. is the sole member of Warbasse II Guarantor.

         Section 3.18 DISCLOSURE. Each of the Preliminary Offering Circular and the Final Offering Circular as of its date did not, and the Final Offering Circular (as the same may have been amended or supplemented) as of the Closing Date will not, contain any untrue statement of a material fact with respect to any U.S. Guarantor or omit to state a material fact necessary to make the statements made therein with respect to any U.S. Guarantor, in light of the circumstances under which they were made, not misleading.

         Section 3.19 REPRESENTATIONS AND WARRANTIES. All representations and warranties made by any U.S. Guarantor and each of its Affiliates, and to its knowledge, each other party in any Transaction Document are true and correct, except to the extent such misrepresentation could not reasonably be expected to have a Material Adverse Effect.

         Section 3.20 USE OF PROCEEDS. All proceeds of the U.S. Project Loan will be used in accordance with this Agreement and for no other use.

         Section 3.21 U.S. PROJECT DOCUMENTS. The Bond Trustee has received a complete copy of each U.S. Project Document then in effect (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any).

         Section 3.22 BIG SPRING PROJECT. To the best of the Big Spring Guarantor's knowl edge, the services to be performed, the materials to be supplied and the easements, licenses and other rights granted or to be granted to the Big Spring Guarantor pursuant to the terms of the Big Spring Project Documents provide or will provide the Big Spring Guarantor with all rights and property interest required to enable the Big Spring Guarantor to obtain all services, materials or rights (including access) required for the design, construction, start-up, operation and maintenance of the Big Spring Project, including the Big Spring Guarantor's full and prompt performance of its obligations, and full and timely satisfaction of all conditions precedent to the performance by others of their obligations, under the Big Spring Project Documents, other than those services, materials or rights that reasonably can be expected to be obtainable in the ordinary course of business.


                                    ARTICLE 4
                 COVENANTS AND AGREEMENTS OF THE U.S. GUARANTORS

         Each U.S. Guarantor hereby covenants and agrees that from the date of this Agree ment, it shall faithfully observe and fulfill, and shall cause to be faithfully observed and fulfilled, each and all of the following covenants until all amounts due under this Agreement, each U.S. Project Note, the Indenture and the Securities shall have been indefeasibly paid in full:

         Section 4.1 PAYMENT OF PRINCIPAL OF AND INTEREST ON THE U.S. PROJECT LOAN. The U.S. Guarantors shall promptly pay or cause to be paid the principal of and interest on each U.S. Project Loan according to the terms hereof.

         Section 4.2 REPORTING REQUIREMENTS. Each U.S. Guarantor shall furnish or cause to be furnished to Funding Company and, in the case of item (i), to each of the Rating Agencies:

         (a) as soon as available and in any event within sixty (60) days after the end of the first three (3) quarterly accounting periods in each fiscal year of each U.S. Guarantor (commencing with the quarter ending August 31, 1998) and, with respect to item (iii) herein, the final quarter of each fiscal year, Unaudited Financial Statements of each U.S. Guarantor, accompanied by an Officer's Certificate of each U.S. Guarantor confirming (i) that such Unaudited Financial Statements fairly present the financial condition and results of operations of each U.S. Guarantor on the dates and for the periods indicated in accordance with GAAP (other than with respect to the notes and other normally recurring year-end adjustments), (ii) that no U.S. Project Default and no U.S. Project Event of Default has occurred and is continuing, or, if such event has occurred, describing the nature thereof and (iii) the Debt Service Coverage Ratios for the historical three (3) quarters and the final quarter of such fiscal year together with a reconciliation of each quarterly Debt Service Coverage Ratio to the annual Debt Service Coverage Ratio;

         (b) as soon as available and in any event within one hundred twenty
(120) days after the end of each fiscal year of the U.S. Guarantors (commencing with the fiscal year ending February 28, 1999) Annual Audited Combined Financial Statements, accompanied by an audit opinion thereon by the Auditors, which opinion shall state that (i) the financial statements of the U.S. Guarantor present fairly, in all material respects, the financial position, results of operations and cash flows of the U.S. Guarantors at the end of, and for, such fiscal year in accordance with GAAP, (ii) nothing has come to their attention that any U.S. Project Default or U.S. Project Event of Default, as they related to accounting matters, has occurred and is continuing, or, if such event has occurred, describing the nature thereof and (iii) the annual Debt Service Coverage Ratio for such fiscal year. In addition, at such time the U.S. Guarantors furnish the above opinions, the Annual Audited Financial Statements of the Warbasse Project Company (commencing with the fiscal year ending December 31, 1998) shall also be furnished.

         (c) promptly and in any event within five (5) days after an Authorized Officer of any U.S. Guarantor obtains actual knowledge of any U.S. Project Default or U.S. Project Event of Default, a written notice describing such U.S. Project Default or U.S. Project Event of Default and any action being or proposed to be taken with respect thereto;

         (d) all other information reasonably requested by Funding Company to enable Funding Company to satisfy its obligations under the Indenture;

         (e) written notice of any event or condition that could reasonably be expected to result in a Material Adverse Effect;

         (f) notice of any litigation, pending or threatened, against any U.S. Guarantor of which any U.S. Guarantor has actual knowledge which could reasonably be expected to result in a Material Adverse Effect;

         (g) all reports related to environmental matters in respect of any U.S. Project;

         (h) copies of all material notices delivered in connection with any U.S. Project Document or otherwise in connection with the U.S. Projects;

         (i) with respect to the Big Spring Project, copies of all construction schedules, construction budgets and Operating Budgets which are approved by the Independent Engineer (together, periodically, with evidence of compliance therewith), copies of all bi-monthly reports issued by the Independent Engineer prior to Substantial Completion of the

Big Spring Project and each annual report thereafter and monthly operating reports from the Big Spring Guarantor;

         (j) with respect to the Big Spring Project, copies of all change orders and any document or written notice from the construction contractor requesting or recommending the initiation of a change order and any other notice, including, without limitation, notices with respect to the occurrence of a force majeure event (or event of similar effect) under any U.S. Project Document which may result in a material increase in project costs; and

         (k) promptly upon request, a list of the current balances of each of the U.S. Deposi tary Accounts.

         Section 4.3 MAINTENANCE OF EXISTENCE. Each U.S. Guarantor shall at all times preserve and maintain in full force and effect (a) its existence as a limited liability company or limited partnership, as applicable, under the laws of the applicable jurisdiction, (b) its qualification to do business in each other jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as conducted or proposed to be conducted makes such qualification necessary and (c) all of its powers, rights, privileges and franchises necessary for the transaction of its business as conducted or proposed to be conducted except, in the case of clauses (b) and (c) of this SECTION 4.3 where failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         Section 4.4 COMPLIANCE WITH LAWS. Each U.S. Guarantor shall comply with all Applicable Laws (including Environmental Laws), except where non-compliance could not reasonably be expected to result in a Material Adverse Effect.

         Section 4.5 GOVERNMENTAL APPROVALS; TITLE. (a) The Big Spring Guarantor shall obtain in a timely manner, maintain in full force and effect (or where appropriate, renew) and comply with all Governmental Approvals (including, without limitation, those required under Environmental Laws) required at any time or advisable (i) in connection with the construction, maintenance, ownership and good and orderly operation of the Big Spring Project, as currently conducted and as proposed to be conducted and (ii) to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder, unless in each case the failure to so obtain, maintain or comply with such Governmental Approvals could not reasonably be expected to result in a Material Adverse Effect.

         (b) Each U.S. Guarantor shall preserve and maintain good, valid and where applica ble, marketable, title to all of its properties and assets subject to no Liens other than U.S. Permitted Project Liens except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         Section 4.6 EXERCISE OF RIGHTS AND PERFORMANCE UNDER TRANSACTION DOCUMENTS. (a) Each U.S. Guarantor shall exercise all of its rights under any Transaction Document to which it is party unless failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         (b) Each U.S. Guarantor shall take all reasonable action within its control required to ensure that each Transaction Document to which it is a party is in proper legal form under the respective governing laws selected for such Transaction Document for the enforcement thereof in such jurisdictions without further action on the part of Funding Company, the Collateral Agent or the Bond Trustee.

         (c) Each U.S. Guarantor shall perform all of its covenants and obligations under each Transaction Document to which it is party and take all necessary action to prevent the termination or cancellation of any Transaction Document to which it is a party except where such nonperformance or nonobservance, or the result of such termination or cancellation, could not reasonably be expected to result in a Material Adverse Effect.

         Section 4.7 ADDITIONAL DOCUMENTS; FILINGS AND RECORDINGS. (a) Each U.S. Guaran tor shall execute and deliver, from time to time as reasonably requested by Funding Company, the Bond Trustee or the Collateral Agent, at any U.S. Guarantor's expense, such documents in connection with the rights and remedies of the Secured Parties granted or provided for by this Agreement or the other Transaction Documents to which any U.S. Guarantor is a party and to consummate the transactions contemplated therein.

         (b) Each U.S. Guarantor shall, at its own expense, take all reasonable actions necessary to establish, maintain, protect, perfect and continue the perfection and priority of the Liens created by the Security Documents and to protect and enforce its rights and title and the rights and title of the Secured Parties to the Collateral in such manner and in such places as in the opinion of counsel to such U.S. Guarantor, the Bond Trustee or the Collateral Agent are required by Applicable Law in order to fully preserve and protect the rights of Funding Company, the Collateral Agent or the Bond Trustee thereunder, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         Section 4.8 PAYMENT OF TAXES AND CLAIMS. Each U.S. Guarantor shall, prior to the time penalties shall attach thereto, pay and discharge or cause to be discharged all Taxes, assessments and governmental charges or levies imposed upon it, its income or its properties; PROVIDED that no U.S. Guarantor shall be required to pay any such obligation if (a) such charges are being diligently contested in good faith by appropriate proceedings, (b) during the period of such contest the enforcement of any contested item is effectively stayed, and
(c) adequate reserves are established with respect to the contested items (to the extent required by GAAP).

         Section 4.9 BOOKS AND RECORDS. Each U.S. Guarantor shall keep proper books of record and account truly and fairly reflecting the financial condition and results of operations of such U.S. Guarantor in which full, true and correct entries in conformity with GAAP and all Applicable Laws shall be made of all dealings and transactions in relation to its business and activities. Upon five
(5) days written notice each U.S. Guarantor shall permit officers and designated representatives of Funding Company, the Collateral Agent, the Bond Trustee, the Depositary Bank or any duly authorized agent or representative thereof (including without limitation, the Independent Engineer) to visit and inspect, from time to time during normal business hours, any of the properties of such U.S. Guarantor and to examine and make copies of the books of record and account of such U.S. Guarantor and discuss the affairs, finances and accounts of such U.S. Guarantor with, and be advised as to the same by, its officers, all at such reasonable times and intervals and to such reasonable extent as Funding Company, the Collateral Agent, the Bond Trustee, Depositary Bank and duly authorized agent or representa tive thereof (including, without limitation, the Independent Engineer) may reasonably request.

         Section 4.10  [Intentionally Omitted]

         Section 4.11 AUDITORS. Each U.S. Guarantor shall retain a nationally recognized independent accounting firm to act as its auditors and authorize such firm to communicate directly with Funding Company, the Bond Trustee and the Collateral Agent.

         Section 4.12 U.S. REVENUE ACCOUNT. Each U.S. Guarantor shall take all actions as may be necessary to cause all Cash Flows of such U.S. Guarantor to be deposited in the U.S. Revenue Account in accordance with the U.S. Depositary Agreement and to be disbursed in accordance with the provisions set forth in
ARTICLE 3 (The Accounts) of the U.S. Depositary Agreement.

         Section 4.13 PROJECT IMPLEMENTATION. (a) The Big Spring Guarantor shall operate the Big Spring Project and all other property and rights in accordance with customary industry practice and maintain the Trinidad Project and other property in good repair and condition (ordinary wear and tear excepted in respect thereof).

         (b) Without limiting the generality of the preceding clause (a), the Big Spring Guarantor shall cause the construction of the Big Spring Project to be prosecuted and completed with due diligence and continuity (except for interruptions due to any event of force majeure pursuant to any Big Spring Project Document, which the Big Spring Guarantor shall use its best to mitigate), in a good and workmanlike manner and in accordance with (i) sound generally accepted building and engineering practices, (ii) all Governmental Approvals and Applicable Laws applicable to the Big Spring Project or the Big Spring Guarantor, (iii) the Big Spring Project Documents and (iv) the construction budget and construction schedule for the Big Spring Project; PROVIDED that such budget or schedule shall be amended if the Independent Engineer delivers a certificate to the Bond Trustee certifying that such change is necessary and reasonable and that sufficient funds shall be available to the Big Spring Guarantor to complete the Big Spring Project in accordance with such budget and schedule, as amended.

         (c) The Big Spring Guarantor shall provide an Operating Budget to the Independent Engineer sixty (60) days prior to the start of each year subject to the approval of the Inde pendent Engineer (such approval not to be unreasonably withheld) and the Big Spring Guarantor shall comply with such budget; PROVIDED that if such Operating Budget is not approved by the Independent Engineer, then the prior annual Operating Budget which was so approved shall remain in effect escalated in accordance with CPI.

         (d) The Big Spring Guarantor shall at all times cause the Big Spring Project to maintain its QF status, unless failure to maintain such status
(i) would not cause a breach under or forfeiture of the pricing or other material benefits of the U.S. Project Documents or (ii) could not reasonably be expected to result in a Material Adverse Effect.

         (e) The Big Spring Guarantor shall, within six (6) months of the Closing Date, commence a Phase I Environmental Assessment of the Big Spring Project Site.

         Section 4.14 INSURANCE. (a) The Big Spring Guarantor shall at all times maintain with responsible and financially sound insurance carriers, and provide satisfactory evidence of, customary insurance in such amounts (subject to reasonable and customary deductibles and sublimits) and with terms and conditions in accordance with standard industry practice and satisfactory to the Independent Insurance Consultant including, without limitation, business interruption insurance with respect to the Big Spring Project in a minimum amount equal to losses resulting from a twelve (12) month interruption with no more than a one month deductible; PROVIDED that the Big Spring Guarantor shall be obligated to obtain business interruption insurance as soon as such insurance is commercially available. All policies of physical damage and business interruption insurance shall name the Collateral Agent as sole loss payee and the Collateral Agent shall be named as additional insured under any general liability, automotive liability, excess liability or other policy similar in nature in accordance with standard industry practice.

         (b) Upon procurement of the insurance required pursuant to this SECTION 4.14, the Big Spring Guarantor shall furnish to the Bond Trustee an Officer's Certificate of the Big Spring Guarantor indicating procurement of all such required insurance. Such Officer's Certificate shall identify the underwriters, the type of insurance, the insurance limits, the risks covered thereby and the policy term. Upon request by the Bond Trustee, the Big Spring Guarantor shall promptly furnish to the Bond Trustee copies of all insurance policies, binders and cover notes or other evidence of such insurance related to the Big Spring Project.

         (c) Each insurance policy obtained by the Big Spring Guarantor shall provide for at least ten (10) days' written notice to the Collateral Agent of cancellation, reduction in amount of coverage or any other material change in coverage.

         (d) The Big Spring Guarantor shall not, directly or indirectly, terminate, cancel or suspend or permit or consent to any termination, cancellation or suspension of, or enter into or consent to or permit the assignment of the rights or obligations of any party to, any insurance policy obtained by it unless such termination, cancellation, suspension or assignment of rights and obligations could not reasonably be expected to result in a Material Adverse Effect. The Big Spring Guarantor shall not, directly or indirectly, amend, modify, supplement or waive, or permit or consent to the amendment, modification, supplement or waiver of, any of the provisions of, or give any consent under, any insurance policy obtained by it (including amending, reducing or canceling any coverage thereunder), unless such amendment, modifica tion, supplement or waiver could not reasonably be expected to result in a Material Adverse Effect.

         (e) The provisions of this SECTION 4.14 shall be deemed to be supplemental to, but not duplicative of, the provisions of any of the Security Documents that require the maintenance of insurance. In the event that any insurance whatsoever is purchased, taken or otherwise obtained by the Big Spring Guarantor with respect to the Big Spring Project otherwise than as required hereunder or if not properly endorsed to the Collateral Agent as the sole loss payee or beneficiary or otherwise made upon the terms required in this SECTION
4.14 without limitation of any provision of the Security Documents, such insurance shall be considered assigned hereunder to the Collateral Agent with the right of the Collateral Agent to make, settle, comprise and liquidate any and all claims thereunder, without prejudice to the exercise of any other rights and remedies that the Collateral Agent may have under any of the Transaction Documents or under any Applicable Law.

         Section 4.15 PERMITTED INDEBTEDNESS. No U.S. Guarantor shall create or incur or suffer to exist any Indebtedness except the following (collectively, "U.S. PERMITTED PROJECT INDEBTEDNESS"):

         (a) Indebtedness incurred pursuant to this Agreement;

         (b) Indebtedness incurred pursuant to any Guarantee by a U.S.
Guarantor;

         (c) Indebtedness incurred to finance in whole or in part the making of capital improvements to the Big Spring Project required to maintain compliance with Applicable Law; PROVIDED that the Independent Engineer shall have certified to the Bond Trustee that:

                         (i) (x) an Officer's Certificate of an Authorized Officer of the Big Spring Guarantor certifying that such Indebtedness is required to make a capital improvement to such U.S. Project that is required in order to maintain compliance with Applicable Law is reasonable and (y) and that such Indebtedness is the most effective means of making such capital expenditure and, if applicable, completing the Big Spring Project; and

                         (ii) after giving effect to the incurrence of such Indebtedness, each of the minimum Projected Debt Service Coverage Ratio and the U.S. Projected Debt Service Coverage Ratio for (A) the next four consecutive fiscal quarters, commenc ing with the quarter in which such Indebtedness is to be incurred, taken as one annual period, and
         (B) each subsequent fiscal year through the Final Maturity Date for the Securities, will not be less than 1.2 to 1;

         (d) Indebtedness incurred to finance in whole or in part the making of capital improvements to the Big Spring Project other than those capital improvements referenced in clause (c) above PROVIDED that:

                         (i) an Authorized Officer of the Big Spring Guarantor certifies to the Bond Trustee that no Default or Event of Default has occurred and is continuing or will occur as a result of the incurrence of such Indebtedness;

                         (ii) the Independent Engineer shall have certified to the Bond Trustee that after giving effect to the incurrence of such Indebtedness, (x) each of the minimum Projected Debt Service Coverage Ratio and the U.S. Projected Debt Service Coverage Ratio for (A) the next four consecutive fiscal quarters commencing with the quarter in which such Indebtedness is to be incurred, taken as one annual period and (B) each subsequent fiscal year through the Final Maturity Date for the Securities, will not be less than 1.5 to 1, and (y) each of the average Projected Debt Service Coverage Ratio and the U.S. Projected Debt Service Coverage Ratio for all succeed ing fiscal years until the Final Maturity Date for the Securities will not be less than 1.55 to 1; and

                         (iii) written confirmation from each Rating Agency then rating the Securities that the incurrence of such Indebtedness will not result in a Rating Down grade;

         (e) Indebtedness incurred to finance in whole or in part the purchase of any loans made from Edison Mission Energy, or an Affiliate thereof, to B-41 L.P; PROVIDED that:

                         (i) an Authorized Officer of the BNY Guarantor certifies to the Bond Trustee that no Default or Event of Default has occurred and is continuing or will occur as a result of the incurrence of such Indebtedness;

                         (ii) the Independent Engineer shall have certified to the Bond Trustee that after giving effect to the incurrence of such Indebtedness, (x) each of the minimum Projected Debt Service Coverage Ratio and the U.S. Projected Debt Service Coverage Ratio for (A) the next four consecutive fiscal quarters commencing with the quarter in which such Indebtedness is to be incurred, taken as one annual period and (B) each subsequent fiscal year through the Final Maturity Date for the Securities, will not be less than 1.5 to 1, and (y) each of the average Projected Debt Service Coverage Ratio and the U.S. Projected Debt Service Coverage Ratio for all succeed ing fiscal years until the Final Maturity Date for the Securities will not be less than 1.55 to 1; and

                         (iii) written confirmation from each Rating Agency then rating the Securities that the incurrence of such Indebtedness will not result in a Rating Downgrade;

         (f) Indebtedness in the form of a working capital facility for the benefit of the Big Spring Project in an aggregate principal amount not to exceed $2,000,000; PROVIDED that the terms of such facility provide that the aggregate amount of all loans outstanding thereunder shall be reduced to zero for ten (10) days;

         (g) To the extent such obligations would constitute Indebtedness, obligations of the U.S. Guarantors under the U.S. Project Documents; and

         (h) Indebtedness related to U.S. Permitted Project Liens.

         Section 4.16 PERMITTED LIENS. No U.S. Guarantor shall create or suffer to exist or permit any Lien upon or with respect to any of its properties except the following (collec tively, "U.S. PERMITTED PROJECT LIENS"):

         (a) Liens specifically permitted or required by, or created by, any Security Document or any Transaction Document;

         (b) Liens for Taxes, assessments or governmental charges which are either not yet due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves are established in accordance with GAAP;

         (c) other Liens incidental to the conduct of any U.S. Guarantor's business or the ownership of properties and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than Liens arising by operation of law or statute in the ordinary course of business), and which do not in the aggregate materially impair the use thereof in the operation of such U.S. Guarantor's business; and

         (d) Liens with respect to the BNY Guarantor and the Big Spring Guarantor set forth on SCHEDULE 4.16 hereto.

         Section 4.17 CONTINGENT LIABILITIES. No U.S. Guarantor shall contingently or otherwise be or become liable, directly or indirectly, in connection with any Guarantee Obligation except for (a) guarantees of Permitted Funding Debt and (b) endorsements and similar obligations in the ordinary course of business.

         Section 4.18 NATURE OF BUSINESS. No U.S. Guarantor shall engage in any business other than its existing business and the ownership, development, acquisition, construction, financing and operation and maintenance of the U.S. Projects as contemplated by the Transaction Documents.

         Section 4.19 PROHIBITION ON FUNDAMENTAL CHANGES. No U.S. Guarantor shall enter into any transaction of merger or consolidation, change its form of organization or its business, liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), discontinue its business or purchase or otherwise acquire all or substantially all of the assets of any other Person, except, in any such case, as contemplated by the Finance Documents.

         Section 4.20 SALE OF ASSETS. No U.S. Guarantor shall sell or transfer any assets (other than electricity produced by the U.S. Projects) or assign any rights other than (so long as no Default or Event of Default has occurred and is continuing) those in the ordinary course of its business for cash equal to the fair market value of such assets at the time of sale, except, in any such case, as contemplated by the Finance Documents.

         Section 4.21 SUBSIDIARIES; ADVANCES, INVESTMENTS AND LOANS. No U.S. Guarantor shall form or have any Subsidiaries, make investments, loans or advances or acquire the stock, obligations or securities of any Person; PROVIDED that the U.S. Guarantors may invest amounts on deposit in the U.S. Depositary Accounts, subject to limitations as to term and duration, in Cash Equivalents and the Warbasse Guarantor may own the Warbasse Notes.

         Section 4.22 TRANSACTIONS WITH AFFILIATES. No U.S. Guarantor shall enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of such U.S. Guarantor which is not on terms and conditions no less favorable as would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate of such U.S. Guarantor, except that such U.S. Guarantor may perform its obligations under and engage in the transactions contemplated by the Transaction Documents.

         Section 4.23 RESTRICTED PAYMENTS. No U.S. Guarantor shall make any Restricted Payments except as permitted under the U.S. Depositary Agreement.

         Section 4.24 AMENDMENTS TO U.S. PROJECT DOCUMENTS. Other than with respect to Permitted Contract Buy-Outs, no U.S. Guarantor (nor any Affiliate thereof) shall, directly or indirectly, (x) permit the assignment of the rights and obligations of any party to any U.S. Project Document or (y) terminate, amend, modify, replace, supplement or waive, or permit or consent to the termination, modification, replacement, supplement or waiver of, any of the provisions of, or give any consent under, any of the U.S. Project Documents unless (a) such U.S. Guarantor certifies that such assignment, termination, amendment, modification, replacement, supplement, waiver or consent could not reasonably be expected to result in a Material Adverse Effect and
(b) in the case of any assignment, termination, amendment, modification, replacement, supplement, waiver or consent with respect to the BNY PPA, Warbasse PPA, the Big Spring EPA or any other U.S. Project Document which affects the Cash Flows to be received by such U.S. Guarantor, in addition to the condition set forth in (a) above, (i) the Independent Engineer certifies that such assignment, termination, amendment, modification, replacement, supplement, waiver or consent could not reasonably be expected to result in a Material Adverse Effect and (ii) such U.S. Guarantor provides to the Bond Trustee written confirmation from each Rating Agency then rating the Securities that such assignment, termination, amendment, modification, replacement, supplement, waiver or consent will not result in a Ratings Downgrade. Notwithstanding the foregoing, the Warbasse Guarantor shall not, directly or indirectly, permit the assignment of the rights and obligations of any party to the Warbasse Notes or terminate, amend, modify, replace, supplement or waive, or permit or consent to the termination, modification, replacement, supplement or waiver of, any of the provisions of, or give any consent under, either of the Warbasse Notes unless
(i) the Warbasse Guarantor certifies that such assignment, termination, amendment, modification, replacement, supplement, waiver or consent could not reasonably be expected to result in a Material Adverse Effect and (ii) the Warbasse Guarantor provides to the Bond Trustee written confirmation from each Rating Agency then rating the Securities that such assignment, termination, amendment, modification, replacement, supplement, waiver or consent will not result in a Ratings Downgrade.

         Section 4.25 ASSIGNMENT OF OBLIGATIONS; ADDITIONAL AGREEMENTS. No U.S. Guarantor shall assign any of its rights or obligations under any Transaction Document and shall not enter into any additional contract, agreement or undertaking if the transactions contemplated by such assignment or additional contract, agreement or undertaking could reasonably be expected to have a Material Adverse Effect; PROVIDED that a U.S. Guarantor shall be permitted to assign any of its rights or obligations hereunder if such assignment is necessary to avoid any adverse tax consequences resulting from a change in Applicable Law (or the interpretation thereof) and (a) no Default or Event of Default shall exist and be continuing at such time, (b) the Bond Trustee shall receive written confirmation from each Rating Agency that such assignment shall not result in a Ratings Downgrade and (c) the Bond Trustee receives satisfactory Opinions of Counsel of such U.S. Guarantor stating that (i) such assignment is enforceable and creates a legal, valid and binding obligation of such U.S. Guarantor, (ii) such assignment has no adverse consequences upon the rights and remedies of the Secured Parties with respect to the Collateral and (iii) such assignment shall have no adverse effects on the tax structure of the transaction prior to the assignment or upon payments to or from any Project Obligor or otherwise related to the Securities and each of the Project Notes.

         Section 4.26 MODIFICATIONS OF FORMATION DOCUMENTS. No U.S. Guarantor shall amend or modify its partnership agreement, certificate of formation, by-laws or other formation documents or change its fiscal year, except if such amendment, modification or change which could not reasonably be expected to result in a Material Adverse Effect.

         Section 4.27 ABANDONMENT. The Big Spring Guarantor shall not voluntarily cease or abandon the development, construction or operation of the Big Spring Project.

         Section 4.28 SUBSTANTIAL COMPLETION. The Big Spring Guarantor shall not accept Substantial Completion of the Big Spring Project until an Authorized Officer of the Big Spring Guarantor Independent Engineer shall have delivered to the Bond Trustee a Comple tion Certificate and the Big Spring Guarantor shall have received a "Certificate of Readiness for Commercial Operation" from TU Electric.

         Section 4.29 TAXATION. (a) All payments made by any U.S. Guarantor in respect of the U.S. Project Loan shall be made free and clear of, and without withholding or deduction for or on account of, any and all Taxes. Each U.S. Guarantor shall pay such additional amounts as may be necessary to ensure that the amounts received by Funding Company after such withholding or deduction, if any, shall equal the respective amounts of principal and interest that would have been receivable in the absence of such withholding or deduction.

         (b) Each U.S. Guarantor shall promptly pay when due any present or future stamp, court or documentary Taxes or any other excise or property Taxes, charges or similar levies that arise in any jurisdiction from the execution or delivery of any U.S. Project Note or any other document referred to herein or therein, excluding (i) Taxes imposed on or measured by the net income or capital of Funding Company and (ii) any such Taxes, charges or similar levies imposed by any jurisdiction other than the United States or the Cayman Islands.


                                    ARTICLE 5
                              DEFAULTS AND REMEDIES

         Section 5.1 EVENTS OF DEFAULT DEFINED. The term "U.S. PROJECT LOAN EVENT OF DEFAULT", whenever used herein, shall mean any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or shall come about or be effected by operation of law, or be pursuant to or in compliance with any Applicable Law), and any such event shall continue to be a U.S. Project Loan Event of Default if and for so long as it shall not have been remedied or waived in accordance with the terms of this Agreement, the Indenture and the Intercreditor Agreement:

         (a) The U.S. Guarantors shall fail to pay any principal of, premium (if any), interest on, or other amounts due in respect of or any other obligations on the U.S.

Project Loan when the same becomes due and payable, whether by scheduled maturity or required prepayment or redemption or by acceleration or otherwise and such failure continues for ten (10) or more days following the due date for payment, after application by the Collateral Agent, in accordance with the U.S. Depositary Agreement, of (x) any amounts in the Debt Service Reserve Account and (y) any amounts otherwise advanced by the U.S. Guarantors;

         (b) any representation or warranty made by any U.S. Guarantor in this Agreement or in any other Transaction Document to which such U.S. Guarantor is a party, or any representation, warranty or statement in any certificate, financial statement or other document furnished to Funding Company, the Bond Trustee or any other Holder by or on behalf of any U.S. Guarantor hereunder or thereunder, shall prove to have been untrue or misleading in any material respect as of the time made, confirmed or furnished and such fact, event or circumstance that gave rise to such inaccuracy has resulted in, or could reasonably be expected to result in, a Material Adverse Effect, and such fact, event or circumstance shall continue uncured for thirty (30) or more days from the date an Authorized Officer of such U.S. Guarantor obtains actual knowledge thereof; PROVIDED that if such U.S. Guarantor commences and diligently pursues efforts to cure such fact, event or circumstance within such thirty (30) day period and delivers written notice thereof to the Bond Trustee, such U.S. Guarantor may continue to effect such cure and such misrepresentation shall not be deemed a "U.S. Project Loan Event of Default" for an additional ninety (90) days so long as such U.S. Guarantor is diligently pursuing such cure;

         (c) Any U.S. Guarantor shall fail to perform or observe any covenant or agreement contained in SECTION 4.3 (Maintenance of Existence), SECTION 4.6 (Exercise of Rights Under U.S. Project Documents), SECTION 4.7 (Additional Documents; Filings and Recordings), SECTION 4.8 (Payment of Taxes and Claims), SECTION 4.9 (Books and Records), SECTION 4.13 (U.S. Project Implementation), SECTION 4.14 (Insurance), SECTION 4.15 (Permitted Indebtedness), SECTION 4.16 (Permitted Liens), SECTION 4.17 (Contingent Liabilities), SECTION 4.18 (Nature of Business), SECTION 4.19 (Prohibition on Fundamental Changes), SECTION 4.20 (Sale of Assets), SECTION 4.23 (Restricted Payments), SECTION 4.24 (Amendments to U.S. Project Documents), SECTION 4.25 (Additional U.S. Project Document), SECTION 4.26 (Modification of Formation Documents), SECTION 4.27 (Abandonment), SECTION 4.28 (Substantial Completion) and SECTION 4.29 (Taxation), and such failure shall continue uncured for thirty (30) or more days from the date an Authorized Officer of any U.S. Guarantor obtains actual knowledge of such failure;

         (d) Any U.S. Guarantor shall fail to perform or observe any of the other covenants contained in this Agreement or in the other Finance Documents to which it is party (other than those referred to in clause (c) of this SECTION 5.1) and such failure shall continue uncured for sixty (60) or more days from the date an Authorized Officer of any U.S. Guarantor obtains actual knowledge of such failure; PROVIDED that if the U.S. Guarantors commences and diligently pursues efforts to cure such default within such sixty (60) day period and delivers written notice thereof to the Bond Trustee, such U.S. Guarantor may continue to effect such cure of the default and such default shall not be deemed a "U.S. Project Loan Event of Default" for an additional thirty (30) days so long as such U.S. Guarantor is diligently pursuing such cure;

         (e) Any U.S. Guarantor or any other party to a material U.S. Project Document shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or all or a substan tial part of its property, (ii) admit in writing its inability or be generally unable to pay its debts as such debts become due,
(iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code, (v) file a petition seeking to take advantage of any other Debtor Relief Law, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or any other Debtor Relief Law or (vii) take any action for the purpose of effecting any of the foregoing;

         (f) a proceeding or case shall be commenced without the application or consent of any U.S. Guarantor or any other party to a material U.S. Project Docu ment in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution, winding-up or the composition or readjustment of its debts or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of any U.S. Guarantor or all or a substantial part of its property under any Debtor Relief Law, and such proceeding or case shall continue undismissed, or any order, judgment or decree approving any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more consecutive days, or any order for relief against any U.S. Guarantor or any other party to a material U.S. Project Document shall be entered in any involuntary case under the Federal Bankruptcy Code or any other Debtor Relief Law;

         (g) one or more final, non-appealable judgments, decrees or orders shall be entered against any U.S. Guarantor involving in the aggregate a liability in excess of $5,000,000 (exclusive of judgment amounts fully covered by insurance or indemnity) or more against any U.S. Guarantor and shall remain unpaid or unstayed for ninety (90) or more consecutive days after the entry thereof other than such judgments, decrees or orders contemplated in the BNY Indemnity Agreement;

         (h) Indebtedness of any U.S. Guarantor in excess of $5,000,000 (other than Indebtedness incurred pursuant to this Agreement) shall be required to be prepaid, or shall be declared to be due and payable, other than by regularly scheduled required repayment, prior to the stated maturity thereof, as a result of the acceleration of the stated maturity thereof following an event of default thereunder;

         (i) Any U.S. Guarantor shall fail to satisfy its obligations and payments under its Guarantee;

         (j) Any Governmental Approval of any U.S. Guarantor or any party to a material U.S. Project Document is revoked, terminated, withdrawn or ceases to be in full force and effect if such revocation, termination, withdrawal or cessation could reasonably be expected to have a Material Adverse Effect; PROVIDED that no such event shall be a U.S. Project Loan Event of Default if within sixty (60) days from the occurrence thereof, (i) such U.S. Guarantor diligently pursues in good faith and (x) obtains an additional Governmental Approval in substitution therefor or replacement thereof or (y) causes such Governmental Approval to be reinstated and (ii) during such sixty (60) day period no Material Adverse Effect occurs;

         (k) Any material U.S. Project Document ceases to be valid and binding and in full force and effect (other than as permitted hereunder), any third party thereto denies that it has any liability or obligation under any U.S. Project Document and such third party ceases performance thereunder, or any third party fails to perform its material obligations thereunder or makes any material misrepresentation thereunder, and in each case such cessation, failure or misrepresentation has resulted or would reasonably be expected to result in a Material Adverse Effect;

         (l) Any U.S. Guarantor or any other party shall fail to perform or observe any of its covenants or obligations contained in such U.S. Project Document to which it is a party if such failure shall result in the receipt of a notice of termination (subject to applicable cure periods) of such U.S. Project Document or shall otherwise result in a Material Adverse Effect;

         (m) Any Security Document related to any Project Collateral related to any U.S. Project or U.S. Guarantor shall cease to be in full force and effect or any Lien purported to be granted therein shall cease to be a valid and perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties on any material portion of the Collateral described therein with the priority purported to be created thereby; PROVIDED that such U.S. Guarantor shall have ten (10) days to cure any such cessation (if curable) or to furnish to the Bond Trustee, Collateral Agent or the Depositary Bank all documents and instruments required to cure any such cessation (if curable);

         (n) An Indenture Event of Default shall occur and be continuing; and

         (o) All or a material part of the Trinidad Project is destroyed or suffers a material actual loss or material damage; PROVIDED that the occurrence of such an event shall not be a U.S. Project Loan Event of Default if within thirty (30) days from the occurrence of such event, there exists an Approved Restoration Plan in respect of the remediation of the damage, loss or taking giving rise to such event.

         Section 5.2 REMEDIES UPON A U.S. PROJECT LOAN EVENT OF DEFAULT. Subject to the Intercreditor Agreement, if one or more U.S. Project Loan Events of Default shall have occurred and be continuing, then:

                  (i) in the case of a U.S. Project Event of Default described in clause (a), (i) or (n) (with respect to an Indenture Event of Default under clause (a) of SECTION 5.1 (Events of Default) of the Indenture) of SECTION 5.1 (Events of Default), upon the written and unrescinded direction of (A) the One-Third Holders or (B) the Bond Trustee, notwithstanding the absence of direction from the One-Third Holders, if in the good faith exercise of its discretion the Bond Trustee determines that such action is necessary to protect the interests of the Holders, Funding Company shall declare that portion of the outstanding principal amount of all U.S. Project Notes, all interest accrued and unpaid thereon, all premium (if any), all other amounts payable in respect thereof and all other amounts payable under this Agreement in each case equal to that portion of such amount incurred for the benefit of the U.S. Guarantor that has caused such U.S. Project Event of Default to have occurred and be continuing,, to be due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived;

                  (ii) in the case of a U.S. Project Event of Default described in clause (b), (c), (d), (e), (f), (g), (h), (j), (k), (l), (m), (n)
         (except with respect to an Indenture Event of Default under clause (a), (f) or (g) of SECTION 5.1 (Events of Default) of the Indenture), or
         (o) of SECTION 5.1 (Events of Default Defined), upon the written and unrescinded direction of (A) the Majority Holders or (B) the Bond Trustee, notwith standing the absence of direction from the Majority Holders if in the good faith exercise of its discretion the Bond Trustee determines that such action is necessary to protect the interests of the Holders, Funding Company shall declare that portion of the outstanding principal amount of all U.S. Project Notes, all interest accrued and unpaid thereon, all premium (if any), all other amounts payable in respect thereof and all other amounts payable under this Agreement in each case equal to that portion of such amount incurred for the benefit of the U.S. Guarantor that has caused such U.S. Project Event of Default to have occurred and be continuing, to be due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived; and

                  (iii) in the case of a U.S. Project Loan Event of Default described in clause (n) (with respect to an Indenture Event of Default under clause (f) or (g) of SECTION 5.1 (Events of Default) of the Indenture) the entire outstanding principal amount of all U.S. Project Notes, all interest accrued and unpaid thereon, all premium (if any), all other amounts payable in respect thereof and all other amounts payable under this Agreement shall automatically become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived.

         Section 5.3 CONTINUING LIEN. (a) The Liens on and security interests in the Collat eral granted in this Agreement, the Security Documents and the other Finance Documents to which any U.S. Guarantor is a party secure all Indebtedness and all obligations of the U.S. Guarantors owed to Funding Company in connection with the U.S. Project Loan of whatever kind or character, whether now owing, hereafter arising or hereafter to be performed.

         (b) Notwithstanding anything to the contrary in this Agreement, the Security Documents or the other Finance Documents to which any U.S. Guarantor is a party, if on the date the principal balance of the Securities is fully paid (the "PAY-OFF DATE") any other amounts owed by the U.S. Guarantors hereunder remain to be paid, Funding Company shall not be obligated to release any collateral remaining subject to the Security Documents, and such collateral shall continue to secure the payment of such amounts as of the Pay-off Date.

         Section 5.4 DEFENSE OF ACTIONS. Subject to the Intercreditor Agreement, upon the occurrence and during the continuance of a U.S. Project Loan Event of Default, Funding Company may (but shall not be obligated to) commence, appear in or defend any action or proceeding purporting to affect the U.S. Project Loan, the U.S. Project Notes or the respective rights and obligations of Funding Company and any other Person pursuant to this Agreement, the Security Documents or any other Finance Document to which any U.S. Guarantor is a party. Funding Company may (but shall not be obligated to) pay all necessary expenses, including reasonable attorneys' fees and expenses, incurred in connection with such proceed ings or actions, which expenses the U.S. Guarantors hereby agree to repay to Funding Company promptly upon demand.


                                    ARTICLE 6
                          GENERAL TERMS AND CONDITIONS

         Section 6.1 NOTICES. (a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be sufficiently given and shall be deemed given when delivered or mailed by registered or certified mail, postage prepaid, or sent by overnight delivery or telecopy to Funding Company, the U.S. Guarantors, the Bond Trustee or the Rating Agencies at their respective addresses specified on SCHEDULE III to the

Indenture, or in each case at such other address as shall be designated by such Person in a written notice to the other parties hereto.

         Section 6.2 AMENDMENTS AND WAIVERS. No waiver, amendment, modification or termination of any provision of this Agreement, or consent to any departure by any U.S. Guarantor therefrom, shall in any event be effective unless such waiver, amendment, modifi cation or termination is in writing, is signed by the parties hereto and is in accordance with the Intercreditor Agreement and SECTION
7.3 (Amendment of Project Loan Agreements or Project Notes) of the Indenture. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         Section 6.3 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Funding Company in exercising any right, power or privilege hereunder or under any other Finance Document and no course of dealing between Funding Company or any U.S. Guaran tor shall impair any such right, power or privilege or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Finance Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies expressly provided herein or in any other Finance Document are cumulative and not exclusive of any rights, powers or remedies which Funding Company would otherwise have, all of which may at the discretion of Funding Company, subject to the Intercreditor Agreement, be pursued separately, successively or concurrently against any U.S. Guarantor, the Collateral or any other collateral securing the obligations of any U.S. Guarantor hereunder. No notice to or demand on any U.S. Guarantor in any case shall entitle any U.S. Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Funding Company to any other or further action in any circumstances without notice or demand.

         Section 6.4 SEVERABILITY. In case any provision in or obligation under this Agreement or any U.S. Project Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         Section 6.5 THIRD PARTY BENEFICIARIES. Except as provided in SECTION
6.12 (Successors and Assigns), nothing in this Agreement or in any U.S. Project Note, express or implied, shall give or be construed to give any Person, other than the parties hereto, the Bond Trustee and the Holders, any benefit or any legal or equitable right, remedy or claim under this Agreement. Notwithstanding the preceding sentence, no Holder shall have any right to pursue any remedy hereunder except pursuant to the Intercreditor Agreement and through the Bond Trustee as permitted under SECTION 5.5 (Control by Holders) of the Indenture.

         Section 6.6 U.S. GUARANTORS IN CONTROL. In no event shall the rights and interests of Funding Company or the Bond Trustee under this Agreement and the other Finance Documents to which any U.S. Guarantor is a party be construed to give Funding Company or the Bond Trustee, or be deemed to indicate that Funding Company or the Bond Trustee has, control of the business, management or properties of any U.S. Guarantor or power over the daily management functions and operating decisions made by any U.S. Guarantor.

         Section 6.7 NUMBER AND GENDER. Whenever used herein, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders.

         Section 6.8 SECTION HEADINGS. Captions, section headings and the table of contents appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         Section 6.9 GOVERNING LAW; SUBMISSION TO JURISDICTION. (a) This Agreement is a contract made under the laws of the State of New York of the United States and shall for all purposes be governed by and construed in accordance with the laws of such State without regard to the conflict of law rules thereof (other than Section 5-1401 of the New York General Obligations
Law).

         (b) Any legal action or proceeding against any U.S. Guarantor with respect to this Agreement may be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, each U.S. Guarantor hereby irrevocably submits and accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each U.S. Guarantor agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon such U.S. Guarantor, and may be enforced in any other jurisdiction by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment. Each U.S. Guarantor hereby irrevoca bly designates, appoints and empowers Corporation Service Company with offices on the date hereof at 375 Hudson Street, New York, New York 10014-3686, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, each U.S. Guarantor agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Bond Trustee. Each U.S. Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such U.S. Guarantor at its address referred to in SECTION 6.1 (Notices), such service to become effective thirty (30) days after such mailing. Nothing herein shall affect the right of Funding Company to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any U.S. Guarantor in any other jurisdiction.

         (c) Each U.S. Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Finance Document brought in the courts referred to in clause (b) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (d) WITH REGARD TO THIS AGREEMENT, EACH U.S. GUARANTOR AND FUNDING COMPANY HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY.

         Section 6.10 LIMITATION OF LIABILITY. The obligations of each U.S. Guarantor or an Affiliate thereof hereunder are solely the corporate obligations of such U.S. Guarantor and no recourse shall be had against the Sponsor or any partner, employee, officer, director, incorporator, Affiliate, agent or servant of such U.S. Guarantor, the Sponsor or an Affiliate thereof (each a "NON-RECOURSE PERSON") with respect to this Agreement, any of the obligations of such U.S. Guarantor hereunder or any obligation of such U.S. Guarantor for the payment of any amount payable hereunder for any claim based on, arising out of or relating to this Agree ment; PROVIDED, HOWEVER, that nothing in this SECTION
6.10 shall be deemed to affect or diminish (a) the obligations of any such Non-Recourse Person under any Transaction Document to which it is party, (b) the rights and remedies of Funding Company against any such Non-Recourse Person under any Transaction Document to which any such Non-Recourse Person is a party,
(c) the rights and remedies of Funding Company with respect to the Collateral or
(d) the obligations of any such Non-Recourse Person under any Transaction Document as a result of such Person's fraud or willful misconduct.

         Section 6.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         Section 6.12 SUCCESSORS AND ASSIGNS. All of the covenants, promises and agreements in this Agreement by or on behalf of any U.S. Guarantor or Funding Company shall bind and inure to the benefit of their respective successors and assigns, regardless of whether so expressed, except that no U.S. Guarantor may assign or transfer all or any part of its rights and obligations under this Agreement other than with the prior written consent of the Bond Trustee and in accordance with the Indenture and the Intercreditor Agreement.

         Section 6.13 MAXIMUM INTEREST RATE. Notwithstanding any provision to the contrary contained herein or in any U.S. Project Note, at no time shall any U.S. Guarantor be obligated or required to pay interest on the principal balance due hereunder or thereunder at a rate which could be in excess of the maximum interest rate permitted by law to be contracted or agreed to be paid. If by the terms hereof or of any U.S. Project Note, any U.S. Guarantor is at any time required or obligated to pay interest in excess of such maximum rate, then the rate of interest applicable hereunder or thereunder shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate.

         Section 6.14 ENGLISH LANGUAGE. All documents to be furnished or communications to be given or made under this Agreement shall be in the English language or, if in another language, shall be accompanied by a certified translation into English, which translation shall be the governing version among the parties hereto.

         Section 6.15 ENTIRE AGREEMENT. This Agreement, together with any other agreements executed in connection herewith, is intended by the parties hereto as a final expression of their agreement as to the matters covered hereby and is intended as a complete and exclusive statement of the terms and conditions hereof.

         Section 6.16 SURVIVAL. The representations and warranties of each U.S. Guarantor contained herein shall survive the execution and delivery of this Agreement.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

             IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                               BROOKLYN NAVY YARD POWER LLC


                               By:     B-41 ASSOCIATES, L.P.,
                                       its Managing Member

                               By:     B-41 MANAGEMENT CORPORATION,
                                       its General Partner

                               By: /s/ Michael Trachtenberg
                                  -----------------------------
                                    Name : Michael Trachtenberg
                                    Title: Vice President


                               WARBASSE POWER I LLC

                               By:     COGENERATION TECHNOLOGIES, INC.
                                       its Managing Member

                               By: /s/ Michael Trachtenberg
                                  -----------------------------
                                    Name:  Michael Trachtenberg
                                    Title: Executive Vice President


                               WARBASSE POWER II LLC

                               By:     YORK COGEN PARTNERS, L.P.
                                       its Managing Member

                               By:     RRR's VENTURES, LTD.
                                       its General Partner


                               By: /s/ Michael Trachtenberg
                                  -----------------------------
                                    Name:  Michael Trachtenberg
                                    Title: Vice President

                         NEW WORLD POWER TEXAS RENEWABLE
                         ENERGY LIMITED PARTNERSHIP


                               By: BIG SPRINGS TEXAS ENERGY MANAGEMENT, INC. Managing General Partner


                               By: /s/ Michael Trachtenberg
                                  -----------------------------
                                    Name:  Michael Trachtenberg
                                    Title:    Vice President


                         YORK POWER FUNDING (CAYMAN) LIMITED


                               By: /s/ Michael Trachtenberg
                                  -----------------------------
                                    Name:  Martin Couch
                                    Title:    Director

                                   SCHEDULE I

                            AMORTIZATION OF PRINCIPAL


                                                 PRINCIPAL               PERCENTAGE OF PRINCIPAL
SCHEDULED PAYMENT DATE                        AMOUNTS PAYABLE                AMOUNTS PAYABLE

April 30, 2000                               $1,350,000                           1.35%
October 30, 2000                              1,338,000                           1.34
April 30, 2001                                1,650,000                           1.65
October 30, 2001                              1,602,000                           1.60
April 30, 2002                                  750,000                           0.75
October 30, 2002                                717,000                           0.72
April 30, 2003                                  547,000                           0.55
October 30, 2003                                518,000                           0.52
April 30, 2004                                1,148,000                           1.15
October 30, 2004                              1,074,000                           1.07
April 30, 2005                                1,890,000                           1.89
October 30, 2005                              1,731,000                           1.73
April 30, 2006                                  757,000                           0.76
October 30, 2006                                681,000                           0.68
April 30, 2007                                  660,000                           0.66
October 30, 2007                             83,567,000                          83.59
                                                                                -------
                                                                                   100%

                          U.S. PROJECT LOAN AGREEMENT

                                  SCHEDULE 3.5

                                   LITIGATION


1. Appeal by the Office of Public Utility Counsel of the Public Utility Commission of Texas Order in Docket No. 15328, APPLICATION OF TEXAS UTILITIES ELECTRIC COMPANY FOR THE APPROVAL OF RENEWABLE RESOURCES AGREEMENT WITH NEW WORLD POWER TEXAS RENEWABLE ENERGY LIMITED PARTNERSHIP.

2. In February 1997, the general contractor of the Brooklyn Navy Yard Project brought an action in California against Brooklyn Navy Yard Cogeneration Partners, LP ("BNYCP") seeking damages of $137 million for amounts owed under the turnkey contract and denying liability under various claims. BNYCP responded to the complaint, denying all the allegations contained therein and commenced an action in New York against the general contractor denying any liability under the turnkey contract and seeking damages in excess of $13 million pursuant to various counterclaims. In addition, BNYCP has been named as one of the defendants in another action relating to the construction activity of the Brooklyn Navy Yard Project. Although it is a general partner of BNYCP, B-41 Associates, L.P. ("B-41") was not served in these complaints and is not a party to any of the actions. Edison Mission Energy, Inc. ("Mission") has agreed to indemnify both BNYCP and B-41 against any costs resulting from the contractor's action. B-41 has agreed to reimburse Mission for 25% of the excess over $10 million of such costs, if any, with an aggregate limit of $10 million, payable solely out of B-41's partnership fees and distributions and further limited to $1 million per year for 1998, 1999 and 2000, and $2 million per year thereafter.

                            U.S. PROJECT LOAN AGREEMENT

                                  SCHEDULE 4.17

                                 PERMITTED LIENS


1. B-41 Associates, L.P. ("York Partners") granted to Edison Mission Energy, Inc. ("Mission") a security interest in its portion of the (a) certain general partner fees calculated as a percentage of the gross revenues (the "General Partner Fees") of Brooklyn Navy Yard Cogeneration Partners, L.P. ("BNYCP") and (b) royalty fees calculated as a percentage of gross revenues (the "Royalty Fees") of BNYCP, the Royalty Fees and its right to receive distributions pursuant to the BNYCP Limited Partnership Agreement, dated as of October 19, 1992, from the general partner interest and a 30% limited partnership interest in BNYCP (which is the same 30% limited partnership interest pledged to Mission Energy New York, Inc. to secure the priority loan), together with the proceeds thereof, to secure its obligations under the Mission Reimbursement Agreement dated as of November 1, 1997, among York Partners, BNYCP and Mission. In addition, in connection with the settlement of certain litigation, York Partners has granted to third parties a security interest in a 20% limited partnership interest of which 17.5% is subject to a prior security interest of Mission and 2.5% is not subject to such prior security interest.

2. The New World Power Texas Renewable Energy Limited Partnership (the "Big Spring Guarantor") granted to Texas Pacific Land Trust (the "Trust") a security interest in All Gross Revenues (as defined in Section 3.8.4 of the Permit and Lease Agreement dated January 19, 1998, between the Big Spring Guarantor and the Trust).

3. The easements and rights-of-way described in the Original Title Opinion, dated as of July 16, 1998 and two Original Title Opinions, each dated July 17, 1998, delivered by McElroy, Sullivan, Ryan & Miller, L.L.P.

                                    EXHIBIT A

                         FORM OF U.S. PROJECT LOAN NOTE


US$[__________]                                          [DATE]

                  For value received, the undersigned, BROOKLYN NAVY YARD POWER LLC, a Delaware limited liability company (the "BNY GUARANTOR") WARBASSE POWER I LLC ("WARBASSE I"), a Delaware limited liability company, WARBASSE POWER II LLC ("WARBASSE II" and together with Warbasse I, the "WARBASSE GUARANTOR"), a Delaware limited liability company, NEW WORLD POWER TEXAS RENEWABLE ENERGY LIMITED PARTNERSHIP, a Delaware limited partnership (the "BIG SPRING GUARANTOR" and, together with the BNY Guarantor and the Warbasse Guarantor, the "U.S. GUARANTORS"), a limited partnership organized and existing under the laws of the State of Texas, by this promissory note, jointly and severally, promises to pay to the order of YORK POWER FUNDING (CAYMAN) LIMITED, ("FUNDING COMPANY") a limited liability company incorporated and existing under the laws of the Cayman Islands, at the office of The Bank of New York, a bank organized and existing under the laws of the State of New York, located at [__________________________ ___________________], in lawful currency of the United States of America and in immediately available funds, the principal amount of [__________] (US$[_________]), or if less, the aggregate unpaid and outstanding principal amount of this U.S. Project Note advanced by Funding Company to the U.S. Guarantors pursuant to that certain U.S. Project Loan Agreement, dated as of [__________] (the "U.S. PROJECT LOAN AGREEMENT"), by and among the U.S. Guarantors and Funding Company, and as the same may be amended from time to time, and all other amounts owed by the U.S. Guarantors to Funding Company hereunder.

                  This is one of the U.S. Project Notes entered into pursuant to the U.S. Project Loan Agreement and is entitled to the benefits thereof and is subject to all terms, provisions and conditions thereof. Capitalized terms used and not defined herein shall have the meanings set forth in APPENDIX A of that certain Trust Indenture, dated as of [__________] (the "INDENTURE"), by and between Funding Company and The Bank of New York, a bank organized and existing under the laws of the State of New York, as Bond Trustee.

                  Reference is hereby made to the Indenture and the Security Documents for the provisions, among others, with respect to the custody and application of the Collateral, the nature and extent of the security provided thereunder, the rights, duties and obligations of the U.S. Guarantors and the rights of the holder of this U.S. Project Note.

                  The principal amount hereof is payable in accordance with the U.S. Project Loan Agreement, and such principal amount may be prepaid solely in accordance with the U.S. Project Loan Agreement.


                                  Exhibit A-1

                  Each U.S. Guarantor further agrees to pay, in lawful currency of the United States of America and in immediately available funds, interest from the date hereof on the unpaid and outstanding principal amount hereof until such unpaid and outstanding principal amount shall become due and payable (whether at stated maturity, by acceleration or otherwise) at the rates of interest and at the times set forth in the U.S. Project Loan Agree ment, and each U.S. Guarantor agrees to pay all other amounts due, including, without limitation, fees and costs, as stated in the U.S. Project Loan Agreement.

                  Upon the occurrence of any one or more U.S. Project Loan Events of Default (as defined in SECTION 5.1 (Events of Default Defined)), all amounts then remaining unpaid under this U.S. Project Note may become or be declared to be immediately due and payable as provided in the U.S. Project Loan Agreement, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or notices or demands of any kind, all of which are expressly waived by each U.S. Guarantor.

                  The obligations hereunder are subject to the limitations set forth in SECTION 6.10 (Limitation of Liability) of the U.S. Project Loan Agreement, the provisions of which are hereby incorporated by reference.

                  THIS U.S. PROJECT NOTE IS A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK OF THE UNITED STATES OF AMERICA AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCOR DANCE WITH THE LAWS OF SUCH STATE WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

                  This U.S. Project Note may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument and any of the parties hereto may execute this U.S. Project Note by signing any such counterpart.

                                  Exhibit A-2

                  IN WITNESS WHEREOF, each U.S. Guarantor has caused this U.S. Project Note to be duly executed.


                              BROOKLYN NAVY YARD POWER LLC


                              By:      B-41 ASSOCIATES, L.P.,
                                       its Managing Member

                              By:      B-41 MANAGEMENT CORPORATION,
                                       its General Partner

                              By:
                                 --------------------------------
                                 Name:
                                 Title:


                              WARBASSE POWER I LLC

                              By:      COGENERATION TECHNOLOGIES, INC.
                                       its Managing Member

                              By:
                                 --------------------------------
                                 Name:
                                 Title:


                              WARBASSE POWER II LLC

                              By:      YORK COGEN PARTNERS, L.P.
                                       its Managing Member

                              By:      RRR's VENTURES, LTD.
                                       its General Partner


                              By:
                                 --------------------------------
                                  Name:
                                  Title:



                                  Exhibit A-3

                              NEW WORLD POWER TEXAS RENEWABLE
                              ENERGY LIMITED PARTNERSHIP


                              By: BIG SPRINGS TEXAS ENERGY MANAGEMENT, INC. Managing General Partner


                              By:
                                 --------------------------------
                                   Name:
                                   Title:



                                  Exhibit A-4